UFP Industries, Inc.

Exhibit 99(a)

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP of Investor Relations

(616) 365-1555

FOR IMMEDIATE RELEASE

Tuesday, October 31, 2023

UFP Industries Announces Third Quarter Results
Operating Margins Remain Historically Strong

GRAND RAPIDS, Mich., Tuesday, October 31, 2023 – UFP Industries, Inc. (Nasdaq: UFPI) today announced third quarter 2023 results including net sales of $1.8 billion, net earnings attributable to controlling interests of $134 million, and earnings per diluted share of $2.10.

“This quarter once again demonstrated that our balanced business model, management structure, and focus on value-added products have produced structural improvements in our operating margins that have normalized above pre-pandemic levels,” said Chairman and CEO Matthew J. Missad. “We are well-positioned for success and will continue to invest our cash surplus and robust cash flow to grow our business and generate high returns on capital.”

Missad added, “Our ability to generate cash allows us to maintain a balanced approach to capital allocation, as we invest in new products and drive operational improvements through technology and automation, while providing meaningful returns for shareholders. The UFP team has enhanced our strong culture of hard work and proven results by developing an impressive adaptability to internal change and an ability to manage through challenging markets.”

Third Quarter 2023 Highlights (comparisons on a year-over-year basis):

●	Net sales of $1.83 billion decreased 21 percent due to a 12 percent decrease in prices and a 9 percent decrease in organic unit sales.
●	New product sales as a percent of total sales rose to 9.7 percent from 7.8 percent in 2022. The company evaluates new products annually and sunsets (but continues to sell) those that no longer meet the classification of “new”; its goal is to achieve a ratio of new product sales to total sales of 10 percent.
●	Diluted EPS of $2.10 represents a 21 percent decrease from last year’s record quarter.

UFP Industries, Inc.

●	Adjusted EBITDA[1] of $208 million decreased 24 percent while adjusted EBITDA margin[1] declined 40 basis points to 11.4 percent, which exceeded the company’s minimum EBITDA margin target.

Capital Allocation

UFP Industries maintains a strong balance sheet, with $682.4 million in net surplus cash (surplus cash less interest-bearing debt and cash overdraft) on September 30, 2023, compared to $128 million in net surplus cash at the end of the third quarter of 2022. The company had approximately $2.2 billion of liquidity as of September 30, 2023. The company’s return-focused approach to capital allocation includes the following:

-	Acquisitions. UFP Industries maintains a healthy pipeline of acquisition targets in core businesses that are intended to generate long-term growth and margin improvement, expand its breadth of products and international reach, and create incremental value for customers and shareholders. On September 20, 2023, the company acquired a controlling interest in Palets Suller, a leading manufacturer of machine-built pallets in Spain, providing a strong foundation to grow and expand its value-added business in one of the largest ceramic tile manufacturing export markets in the world.
-	Capital expenditures. The company continues to target capital investments of $175-200 million in 2023 while focusing on expanding its capacity to produce new and value-added products, achieving efficiencies through automation and enhancing the work environment of its facilities for employees.
-	Dividend payments. On October 24, 2023, the Board of Directors for UFP Industries approved a quarterly dividend payment of $0.30 per share. The dividend is payable on December 15, 2023, to shareholders of record on December 1, 2023.
-	Share repurchases. At their July 26, 2023, meeting, the Board of Directors authorized up to $200 million for share repurchases through July 31, 2024. Since July 26, 2023, the company has repurchased 212,000 shares at an average price of $97.87 and has $179 million left remaining in its authorization. The company repurchased 766,812 shares from January 1, 2023, through September 30, 2023, at an average share price of $80.95 (a total of $62.1 million).

By business segment, the company reported the following third quarter 2023 results:

UFP Retail Solutions

Net sales of $711 million, down 16 percent compared to the third quarter of 2022, attributable to a 9 percent decline in selling prices and a 7 percent decline in organic unit sales. Adjusted EBITDA of $53.8 million improved 50 percent compared to the third quarter of 2022, and adjusted EBITDA profit margin improved to 7.6 percent from 4.2 percent during the third quarter of 2022. This improvement is primarily due to variable-priced products such as ProWood treated lumber, which benefited from a more stable lumber market than in 2022, when margins were adversely impacted by a significant decrease in lumber prices in the third quarter of 2022.

1 Represents a non-GAAP measurement; see the reconciliation of non-GAAP financial measures and related explanations below.

UFP Industries, Inc.

UFP Packaging

Net sales of $450 million, down 23 percent compared to the third quarter of 2022, due to a 16 percent decrease in selling prices, a 9 percent decline in organic unit sales, and a 2 percent increase in sales from acquisitions. Adjusted EBITDA was $53.7 million, down 40 percent, due to normalizing market pricing and a decline in volume that is in line with market conditions. Adjusted EBITDA margin decreased to 11.9 percent from 15.4 percent due to competitive price pressure and lower volume. Value-added sales increased to 76 percent of total net sales compared to 74 percent for the third quarter of 2022. New product sales as a percent of total net sales increased to 16.1 percent from 11.5 percent during the same period of 2022.

UFP Construction

Net sales of $584 million, down 25 percent compared to the third quarter of 2022, due to a 12 percent decrease in selling prices and a 13 percent decrease in organic unit sales. Adjusted EBITDA was $76.9 million, down 34 percent, largely due to more normalized market pricing and to a decrease in volume attributable to the decline in housing starts and in the production of manufactured homes. Adjusted EBITDA margin declined to 13.2 percent from 14.9 percent during the same period of 2022.

CONFERENCE CALL

UFP Industries will conduct a conference call to discuss its outlook and information included in this news release at 9 a.m. ET on Tuesday, October 31, 2023. The call will be hosted by Chairman and CEO Matthew J. Missad and CFO Michael Cole and will be available simultaneously and in its entirety to all interested investors and news media through a webcast at www.ufpinvestor.com/news-filings-reports. A replay of the call will be available through the website.

UFP Industries, Inc.

UFP Industries, Inc. is a holding company whose operating subsidiaries – UFP Packaging, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates in North America, Europe, Asia and Australia. UFP Industries is ranked #403 on the Fortune 500 and #149 on Industry Week’s list of America’s Largest Manufacturers. For more about UFP Industries, go to www.ufpi.com.

UFP Industries, Inc.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission

Non-GAAP Financial Information

This release includes certain financial information not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Management uses Adjusted EBITDA, a non-GAAP financial measure, in order to evaluate historical and ongoing operations. Management believes that this non-GAAP financial measure is useful in order to enable investors to perform meaningful comparisons of historical and current performance. Adjusted EBITDA is intended to supplement and should be read together with the financial results. Adjusted EBITDA should not be considered an alternative or substitute for, and should not be considered superior to, the reported financial results. Accordingly, users of this financial information should not place undue reliance on the non-GAAP financial measure.

Net earnings

Net earnings refers to net earnings attributable to controlling interest unless specifically noted.

# # #

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED

SEPTEMBER 2023/2022

	Quarter Period				Year to Date
(In thousands, except per share data)	2023		2022		2023		2022
NET SALES	$1,827,637	100.0%	$2,322,855	100.0%	$5,694,031	100.0%	$7,713,042	100.0%

COST OF GOODS SOLD	1,463,237	80.1	1,872,679	80.6	4,571,235	80.3	6,281,051	81.4

GROSS PROFIT	364,400	19.9	450,176	19.4	1,122,796	19.7	1,431,991	18.6

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	195,649	10.7	214,327	9.2	595,035	10.5	649,015	8.4
OTHER LOSSES (GAINS), NET	1,419	0.1	(1,195)	(0.1)	5,224	0.1	1,341	—

EARNINGS FROM OPERATIONS	167,332	9.2	237,044	10.2	522,537	9.2	781,635	10.1

INTEREST AND OTHER	(6,177)	(0.3)	6,382	0.3	(13,043)	(0.2)	19,858	0.3

EARNINGS BEFORE INCOME TAXES	173,509	9.5	230,662	9.9	535,580	9.4	761,777	9.9

INCOME TAXES	39,326	2.2	58,561	2.5	125,031	2.2	188,692	2.4

NET EARNINGS	134,183	7.3	172,101	7.4	410,549	7.2	573,085	7.4

LESS NET LOSS (EARNINGS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	(148)	—	(4,860)	(0.2)	316	—	(13,023)	(0.2)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$134,035	7.3	$167,241	7.2	$410,865	7.2	$560,062	7.3

EARNINGS PER SHARE - BASIC	$2.14		$2.68		$6.55		$8.93

EARNINGS PER SHARE - DILUTED	$2.10		$2.66		$6.45		$8.89

COMPREHENSIVE INCOME	$130,422		$167,624		$417,518		$567,409

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	820		(4,273)		(2,661)		(13,290)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$131,242		$163,351		$414,857		$554,119

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS BY SEGMENT (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED

SEPTEMBER 2023/2022

	Quarter Period
	2023
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$711,381	$449,885	$583,960	$81,426	$985	$1,827,637
COST OF GOODS SOLD	610,000	355,924	439,152	58,814	(653)	1,463,237
GROSS PROFIT	101,381	93,961	144,808	22,612	1,638	364,400
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	56,001	52,524	75,293	14,937	(3,106)	195,649
OTHER	31	8	(45)	1,007	418	1,419
EARNINGS FROM OPERATIONS	$45,349	$41,429	$69,560	$6,668	$4,326	$167,332

	Quarter Period
	2022
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$845,304	$584,808	$777,126	$112,203	$3,414	$2,322,855
COST OF GOODS SOLD	767,841	440,975	577,552	82,740	3,571	1,872,679
GROSS PROFIT	77,463	143,833	199,574	29,463	(157)	450,176
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	48,435	66,521	89,455	16,752	(6,836)	214,327
OTHER	96	14	(265)	(994)	(46)	(1,195)
EARNINGS FROM OPERATIONS	$28,932	$77,298	$110,384	$13,705	$6,725	$237,044

	Year to Date
	2023
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$2,380,956	$1,424,546	$1,650,017	$235,162	$3,350	$5,694,031
COST OF GOODS SOLD	2,064,156	1,091,452	1,246,346	170,818	(1,537)	4,571,235
GROSS PROFIT	316,800	333,094	403,671	64,344	4,887	1,122,796
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	170,211	180,153	216,714	42,402	(14,445)	595,035
OTHER	4	(84)	1,190	4,423	(309)	5,224
EARNINGS FROM OPERATIONS	$146,585	$153,025	$185,767	$17,519	$19,641	$522,537

	Year to Date
	2022
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$2,959,976	$1,872,510	$2,538,973	$332,186	$9,397	$7,713,042
COST OF GOODS SOLD	2,674,996	1,417,006	1,950,671	230,100	8,278	6,281,051
GROSS PROFIT	284,980	455,504	588,302	102,086	1,119	1,431,991
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	159,490	200,987	266,430	49,733	(27,625)	649,015
OTHER	634	618	(162)	1,085	(834)	1,341
EARNINGS FROM OPERATIONS	$124,856	$253,899	$322,034	$51,268	$29,578	$781,635

UFP Industries, Inc.

ADJUSTED EBITDA RECONCILIATION BY SEGMENT (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED

SEPTEMBER 2023/2022

	Quarter Period
	2023
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net earnings	$35,046	$32,031	$53,795	$5,237	$8,074	$134,183
Interest and other	32	10	(1)	(104)	(6,114)	(6,177)
Income taxes	10,271	9,388	15,766	1,535	2,366	39,326
Expenses associated with share-based compensation arrangements	1,314	1,686	1,685	184	3,324	8,193
Net loss (gain) on disposition and impairment of assets	35	8	(14)	(200)	(112)	(283)
Depreciation expense	5,943	8,361	4,930	930	7,482	27,646
Amortization of intangibles	1,133	2,175	703	563	380	4,954
Adjusted EBITDA	$53,774	$53,659	$76,864	$8,145	$15,400	$207,842

Adjusted EBITDA as a Percentage of Net Sales	7.6%	11.9%	13.2%	10.0%	1563.5%	11.4%

	Quarter Period
	2022
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net earnings	$21,496	$56,777	$82,477	$9,292	$2,059	$172,101
Interest and other	16	1,202	(4)	1,212	3,956	6,382
Income taxes	7,420	19,319	27,911	3,201	710	58,561
Expenses associated with share-based compensation arrangements	1,041	1,198	1,090	143	3,965	7,437
Net loss (gain) on disposition and impairment of assets	86	13	86	—	(599)	(414)
Depreciation expense	4,821	8,931	3,313	741	7,041	24,847
Amortization of intangibles	943	2,357	797	482	129	4,708
Adjusted EBITDA	$35,823	$89,797	$115,670	$15,071	$17,261	$273,622

Adjusted EBITDA as a Percentage of Net Sales	4.2%	15.4%	14.9%	13.4%	505.6%	11.8%

	Year to Date
	2023
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net earnings	$112,286	$116,446	$142,499	$16,857	$22,461	$410,549
Interest and other	76	1,012	(7)	(4,476)	(9,648)	(13,043)
Income taxes	34,223	35,567	43,275	5,138	6,828	125,031
Expenses associated with share-based compensation arrangements	4,244	5,485	5,492	687	10,160	26,068
Net loss (gain) on disposition and impairment of assets	61	(85)	(45)	(140)	(256)	(465)
Depreciation expense	17,590	24,038	14,192	2,474	22,138	80,432
Amortization of intangibles	3,465	6,657	2,202	1,846	1,155	15,325
Adjusted EBITDA	$171,945	$189,120	$207,608	$22,386	$52,838	$643,897

Adjusted EBITDA as a Percentage of Net Sales	7.2%	13.3%	12.6%	9.5%	1577.3%	11.3%

	Year to Date
	2022
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net earnings	$93,888	$188,954	$242,270	$34,136	$13,837	$573,085
Interest and other	56	2,730	(4)	5,855	11,221	19,858
Income taxes	30,912	62,215	79,768	11,277	4,520	188,692
Expenses associated with share-based compensation arrangements	3,323	3,842	3,697	466	8,651	19,979
Net loss (gain) on disposition and impairment of assets	617	620	62	5	(952)	352
Depreciation expense	13,813	22,497	10,101	2,028	20,442	68,881
Amortization of intangibles	2,742	5,773	2,481	2,067	385	13,448
Adjusted EBITDA	$145,351	$286,631	$338,375	$55,834	$58,104	$884,295

Adjusted EBITDA as a Percentage of Net Sales	4.9%	15.3%	13.3%	16.8%	618.3%	11.5%

UFP Industries, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

SEPTEMBER 2023/2022

(In thousands)
ASSETS	2023	2022	LIABILITIES AND EQUITY	2023	2022

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$957,197	$449,135	Cash Overdraft	$—	$4,174
Restricted cash	3,761	729	Accounts payable	254,689	323,404
Investments	37,062	33,113	Accrued liabilities and other	347,499	433,747
Accounts receivable	712,329	877,776	Current portion of debt	1,539	41,536
Inventories	747,474	1,006,883
Other current assets	64,906	68,727

TOTAL CURRENT ASSETS	2,522,729	2,436,363	TOTAL CURRENT LIABILITIES	603,727	802,861

OTHER ASSETS	230,387	217,782	LONG-TERM DEBT AND FINANCE LEASE OBLIGATIONS	273,308	275,417
INTANGIBLE ASSETS, NET	521,412	440,395	OTHER LIABILITIES	174,143	183,967

			TEMPORARY EQUITY	20,191	7,563

PROPERTY, PLANT AND EQUIPMENT, NET	745,604	644,007	SHAREHOLDERS' EQUITY	2,948,763	2,468,739

TOTAL ASSETS	$4,020,132	$3,738,547	TOTAL LIABILITIES AND EQUITY	$4,020,132	$3,738,547

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED

SEPTEMBER 2023/2022

(In thousands)	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$410,549	$573,085
Adjustments to reconcile net earnings to net cash used in operating activities:

Depreciation	80,432	68,881
Amortization of intangibles	15,325	13,448
Expense associated with share-based and grant compensation arrangements	26,068	19,979
Deferred income taxes (credit)	113	(269)
Unrealized loss on investment and other	362	8,453
Equity in loss of investee	1,013	2,740
Net (gain) loss on sale and disposition of assets	(465)	352
Changes in:
Accounts receivable	(82,883)	(137,607)
Inventories	230,559	(36,259)
Accounts payable and cash overdraft	49,093	(11,247)
Accrued liabilities and other	(18,363)	31,490
NET CASH FROM OPERATING ACTIVITIES	711,803	533,046

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(130,947)	(113,725)
Proceeds from sale of property, plant and equipment	2,211	2,303
Acquisitions, net of cash received and purchase of equity method investment	(52,383)	(105,212)
Purchases of investments	(26,333)	(16,925)
Proceeds from sale of investments	22,101	10,036
Other	(2,092)	911
NET CASH USED IN INVESTING ACTIVITIES	(187,443)	(222,612)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	18,915	570,700
Repayments under revolving credit facilities	(21,929)	(571,075)
Repayments of debt	(29)	(1,957)
Contingent consideration payments and other	(6,179)	(2,564)
Proceeds from issuance of common stock	2,087	2,110
Dividends paid to shareholders	(49,723)	(43,420)
Distributions to noncontrolling interest	(7,355)	(12,023)
Repurchase of common stock	(62,076)	(93,215)
Other	65	(210)
NET CASH USED IN FINANCING ACTIVITIES	(126,224)	(151,654)

Effect of exchange rate changes on cash	3,199	(139)
NET CHANGE IN CASH AND CASH EQUIVALENTS	401,335	158,641

ALL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	559,623	291,223

ALL CASH AND CASH EQUIVALENTS, END OF PERIOD	$960,958	$449,864

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$559,397	$286,662
Restricted cash, beginning of period	226	4,561
All cash and cash equivalents, beginning of period	$559,623	$291,223

Cash and cash equivalents, end of period	$957,197	$449,135
Restricted cash, end of period	3,761	729
All cash and cash equivalents, end of period	$960,958	$449,864